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Exhibit A

                            JOINT FILING AGREEMENT

     We the signatories of the amendment to the statement on Schedule 13D to which this Agreement is attached, hereby agree that such amendment is, and any subsequent amendments thereto filed by any of us will be, filed on behalf of each of us. We hereby agree that the joint filing agreement dated December 10, 1998 between Telenor East Invest AS and Telenor AS is hereby terminated, and that such Agreement shall be replaced by this Joint Filing Agreement.

Dated:  November 4, 1999                TELENOR EAST INVEST AS

                                        By /s/ Henrik Torgersen
                                           --------------------
                                           Henrik Torgersen
                                           Attorney-in-Fact

                                        TELENOR AS

                                        By /s/ Henrik Torgersen
                                           --------------------
                                           Henrik Torgersen
                                           Attorney-in-Fact


                                        NEWTEL AB

                                        By /s/ Tormod Hermansen
                                           --------------------
                                           Tormod Hermansen
                                           Secretary

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